EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-4 No. 333-111590) of Royal Gold, Inc.,
2)	Registration Statement (Form S-4 No. 333-145213) of Royal Gold, Inc.,
3)	Registration Statement (Form S-8 No. 333-252732) of Royal Gold, Inc.,
4)	Registration Statement (Form S-8 No. 333-219378) of Royal Gold, Inc.,
5)	Registration Statement (Form S-8 No. 333-171364) of Royal Gold, Inc.,
6)	Registration Statement (Form S-8 No. 333-209391) of Royal Gold, Inc.,
7)	Registration Statement (Form S-8 No. 333-155384) of Royal Gold, Inc.,
8)	Registration Statement (Form S-8 No. 333-122877) of Royal Gold, Inc., and
9)	Registration Statement (Form S-3 No. 333-275264) of Royal Gold, Inc

of our reports dated February 15, 2024, with respect to the consolidated financial statements of Royal Gold, Inc., and the effectiveness of internal control over financial reporting of Royal Gold, Inc., included in this Annual Report (Form 10-K) of Royal Gold, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Denver, Colorado
February 15, 2024